Exhibit 19

GETTY REALTY CORP.

COMPANY SECURITIES TRADING POLICY

Adopted by the Board of Directors as of January 8, 2024

This is the policy of Getty Realty Corp. (the “Company”) relating to trading of Company securities and related matters (the “Policy”).

I.
PERSONS SUBJECT TO THE POLICY

This Policy applies to all employees, directors, and officers of the Company, their family members and entities over which such individuals have or share voting or investment control. This Policy also applies to any other person who receives material nonpublic information from any Company insider or is otherwise designated an Insider (as herein defined) in accordance with this Policy. For purposes of this Policy, “family members” include people who live with you, or are financially dependent on you, and also include those people whose transactions in securities are directed by you or are subject to your influence or control.

Please note that under the Policy, and without limiting the preclearance requirements set forth under Section IV, all transactions by officers, directors and employees1 of the Company’s securities (including options) must be reported in writing (including by email) to the Compliance Officer (as defined in Section III.E.) not later than the close of business on the day that the trade is executed. For certain officers and directors that are subject to Section 16, the Compliance Officer will prepare a Form 4 (or other appropriate form, if required) for the transaction, for their review and, upon approval by them, file it with the Securities and Exchange Commission (the “SEC”).

This process applies to private transfers, including gifts or charitable contributions of Company securities, as well as open market transactions, and applies to transfers of shares beneficially (directly or indirectly) owned by an officer or director. For purposes of this Policy, the term “trade” includes any transaction in the Company’s securities, including any open market or private transaction, or gift or charitable contribution.

II.
Prohibited Transactions

The following transactions in the Company’s securities are prohibited. Below the list of these transactions, you will find a brief explanation of the underlying reasoning for each prohibition:

•
Short sales;
•
Transactions in options;
•
Hedging transactions;
•
Pledging securities;
•
Holding securities in a margin account; and
•
Transactions involving holding securities for less than six months.

A.
Short Sales. Short sales of the Company’s securities (including short sales “against the box”) evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance.

1 And holders of 10% or more of the Company’s common stock.

B.
Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore may create the appearance that the director or employee is trading based on inside information. Transactions in options also may focus the director’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”)
C.
Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the employee or director to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the employee or director may no longer have the same objectives as the Company’s other stockholders.
D.
Margin Accounts and Pledges. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale, therefore, may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities.
E.
Short-Term Trading. Insiders (as defined in Section IV.A) who purchase Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa), as short-term trading of the Company’s securities may be distracting and may unduly focus the person on short-term stock market performance, instead of the Company’s long-term business objectives, and may result in the disgorgement of any short swing profits.
III.
INSIDER TRADING RESTRICTIONS

The following insider trading restrictions are specifically designed to provide guidelines to assist you in understanding and complying with this Policy. It is important to avoid the appearance, as well as the fact, of trading based on material nonpublic information.

From time to time, as an officer, director or employee of the Company, you will know or have access to information about the Company that is important from an investment standpoint, but not generally known by the public. At such times, federal and state securities laws not only prohibit you from trading in the Company’s securities, but also regulate the persons to whom, and the manner in which, this nonpublic information can be disseminated.

If you have any doubt about the application of this Policy to your transaction, please discuss this matter with the Company’s Compliance Officer.

A.
Trading Limitations. You and your family members cannot buy or sell or otherwise trade Company stock, debentures, warrants or other securities or exercise options:
•
When you know of material information about the Company or its subsidiaries that would be important to a reasonable investor but has not been disclosed to the public at large. This prohibition on trading in Company securities applies even if outside of a black-out period. Please note that merely placing a standing, limit or similar order at a time when you do not have material nonpublic information will not excuse a subsequent trade pursuant to that order fulfilled at a time when you do have material nonpublic information (unless the trade occurs pursuant to a Rule 10b5-1 trading plan, which are discussed below in Section IV).
•
During the period beginning on the trading day immediately prior to the day that material information is released to the public and ending at the close of trading on the second full business day after the material information has been released to the public. This two-business day period allows the information to be fully disseminated to the public.
•
During the period (the “Quarterly Black-Out Period”) beginning following the close of trading on the last day of each fiscal quarter and ending at the close of trading on the second full business day after release of the quarter’s operating results to the public. The Quarterly Black-Out Period is intended to remove any appearance that you may have traded based on non-public information concerning our financial results.
•
During any other period (a “Special Black-Out Period”) when the Compliance Officer advises the Company’s officers, directors and employees in writing that they cannot trade in the Company securities. Notice of a Special Black-Out Period may be given by email. It is your responsibility to check your email.

These trading limitations do not apply to purchases of Company stock through a cash exercise of an option granted under a Company stock option plan (if any) at its stated exercise price and the vesting or settlement of any other awards under the Company’s employee benefit plans (like restricted stock units) or to purchases of Company stock made pursuant to a Company stock bonus plan (if any) as a result of previously authorized payroll deductions. However, if you are proposing to do a cashless option exercise (whether done as a swap transaction or broker loan transaction), it will be subject to this Policy. Transactions in shares of the Company’s stock once acquired pursuant to the Company’s employee benefit plans, including upon any option exercise are, of course, subject to these trading limitations.

Again, if you have any doubt about the application of this Policy to your transaction, please discuss the matter with the Company’s Compliance Officer.

B.
Material Nonpublic Information. In general, information is “material” if its disclosure would be expected to affect the investment or voting decisions of a reasonable investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. Any type of information that could reasonably be expected to affect the market price of Company securities or a reasonable investor’s decision to buy or sell Company securities is material. Both positive and negative information may be material. In most cases, information concerning the following events relating to the Company or its subsidiaries should be presumed to be “material” and are provided by way of example:
•
Changes in previously disclosed financial information.
•
Significant changes in management, operations, revenues or expenses.
•
Declaration of stock splits and stock dividends.
•
Declaration of a regular or special cash dividend.
•
Mergers, acquisitions or takeovers.
•
The purchase or sale of, or offers to purchase or sell, substantial assets.

•
Proposed issuances of new securities.
•
Significant changes in operations.
•
Material information regarding any significant tenant.
•
Extraordinary borrowings.
•
Major litigation.
•
Financial liquidity problems.
C.
No “Tipping” of Material, Nonpublic Information. It also is illegal under the federal securities laws to privately disclose or “tip” material nonpublic information to another person who subsequently uses that information to trade in the Company’s stock or securities or otherwise to profit. To reduce the chances of inadvertent tipping, any nonpublic information that might be considered material should not be discussed with any person outside the Company. No person subject to this Policy may make recommendations or express opinions on trading in Company securities while in possession of material nonpublic information.
D.
Persons to Whom You May Disseminate Information. U.S. federal securities laws prohibit the Company from selectively disclosing material nonpublic information. Material nonpublic information may be provided to certain persons affiliated or doing business with the Company, but only to the extent reasonably necessary under the circumstances and only to the following persons:
•
An officer, director or employee of the Company.
•
An attorney, accountant, commercial banker, investment banker or consultant retained by the Company.
•
A material vendor or vendee of the Company that has executed a confidentiality agreement.
•
A person or a representative from any company engaged in, or negotiating to engage in, a business transaction with the Company that has executed a confidentiality agreement.

If you have any doubt about whether you are permitted to disclose information to any of the foregoing, or about what you can disclose, you should contact the Compliance Officer.

E.
Insider Trading Compliance Officer. The Company’s General Counsel shall act as the Company’s Compliance Officer for purposes of the Policy (the “Compliance Officer”); provided, however, that if the General Counsel is a party to a proposed trade, transaction or inquiry relating to this Policy, the Company’s Chief Financial Officer shall act as the Compliance Officer with respect to such proposed trade, transaction or inquiry. The Compliance Officer may delegate his or her authority or duty to act as the Compliance Officer to another officer or attorney in the legal department as he or she deems qualified to so act if and as the Compliance Officer deems necessary or appropriate in his or her sole discretion. The duties and powers of the Compliance Officer and his or her delegees may include the following:
•
Administering, monitoring and enforcing compliance with this Policy.
•
Responding to all or specified inquiries relating to this Policy.

•
Designating and announcing Special Black-Out Periods during which specified persons may not trade in Company securities.
•
Providing copies of this Policy and other appropriate materials from time to time to current and new directors, officers and employees, and such other persons as the Compliance Officer determines have access to material nonpublic information concerning the Company.
•
Administering, monitoring and enforcing compliance with federal and state insider trading laws and regulations.
•
Assisting in the preparation and filing of all required SEC reports filed by Section 16 Insiders relating to their trading in Company securities, including Forms 3, 4, 5 and 144 and Schedules 13D and 13G.
•
Maintaining as Company records originals or copies of all documents required by the provisions of this Policy, and copies of all required SEC reports relating to beneficial ownership and insider trading, including Forms 3, 4, 5 and 144 and Schedules 13D and 13G.
•
Maintaining the accuracy of the list of roles/titles of Insider Employees designated pursuant to Section IV.A and as set forth on Exhibit A, and updating such list periodically as necessary to reflect additions or deletions.
•
Designing and requiring training about the obligations of this Policy as the Compliance Officer considers appropriate.

The Compliance Officer may from time to time designate one or more individuals who may perform one or more of the Compliance Officer’s duties under this Policy.

F.
Policy Violations Must be Reported. Any person who violates this Policy, or any federal or state laws governing insider trading, or knows of any such violation by any other person, must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer will determine whether the Company should release any material nonpublic information or whether the Company should report the violation to the SEC or other appropriate governmental authority.
G.
Responding to Questions or Comments from Other Outsiders. If a person who is not affiliated with the Company (see “Section III.D” above) asks questions relating to, or makes comments regarding, material nonpublic information, you are to respond by stating that you have no comment. Caution must be used especially when receiving inquiries from securities analysts, companies in the same business and members of the press. All such inquiries should be referred to the Compliance Officer.
H.
Questions. If you ever have questions regarding whether particular information is “material nonpublic information” or whether it is appropriate to discuss a particular matter with a particular individual, please contact the Compliance Officer.
I.
Penalties. Any violation of this Policy or the dissemination of material nonpublic information in a manner that contradicts the provisions hereof will be grounds for immediate dismissal. In addition, you could be subject to (i) action by the SEC for criminal and severe monetary penalties, and (ii) actions by private investors for damages, including to disgorge profit made or loss avoided, pay civil penalties up to three times the profit made or loss avoided. The duty to safeguard the Company’s material nonpublic information continues after an officer, director or employee is no longer associated with the Company.
J.
Amendment. This Policy may be amended from time to time. You will be advised of any amendment in person, via internal website, or via email.
IV.
ADDITIONAL RESTRICTIONS FOR DIRECTORS, OFFICERS AND EMPLOYEES
A.
Named Employees Considered Insiders. In addition to the directors and executive officers subject to Section 16 (“Section 16 Insiders”), the Audit Committee has initially determined all employees of the Company as of the date of adoption of this policy, as described on Exhibit A, to be Insider Employees (as herein defined). Thereafter, the Nominating & Corporate Governance Committee of the Board will review, at least annually, those employees who have frequent access to material nonpublic information concerning the Company for purposes of this Section IV (“Insider Employees” and together with Section 16 Insiders, “Insiders”). The roles or titles of all Insider Employees as listed on Exhibit A to this Policy will be amended from time to time as necessary. Generally, Insider Employees shall be any person who by function of their employment is consistently in possession of material nonpublic information or performs an operational role, such as head of a division or business unit, that is material to the Company as a whole.
B.
Trade Pre-Clearance Required. As part of this Policy, all trades of equity securities of the Company by Insiders, other than trades that are not subject to this Policy or trades pursuant to a Rule 10b5-1 trading plan authorized by the Compliance Officer, must be pre-cleared by the Compliance Officer. This requirement is intended to prevent inadvertent Policy violations, avoid trades involving the appearance of improper insider trading, facilitate timely Form 4 reporting by Section 16 Insiders and avoid transactions that are subject to disgorgement under Section 16(b) of the Exchange Act.

Requests for pre-clearance (a “Pre-Clearance Request”) must be submitted via email to the Compliance Officer at least two business days in advance of each proposed transaction. If the Insider does not receive an affirmative response from the Compliance Officer within 24 hours, the Insider must follow up to ensure that the message was received. A form of Pre-Clearance Request that an Insider may use is attached as Exhibit B. Any Pre-Clearance Request, whether in the Form of Exhibit B, by email or otherwise, should include all information set forth in the Pre-Clearance Request. Upon receipt of any Pre-Clearance Request, the Compliance Officer may seek such additional information from each Insider as the Compliance Officer shall determine in his or her sole discretion in order to consider a proposed transaction for pre-clearance, including, without limitation, a confirmation that the Insider, after careful consideration, is not aware of any material nonpublic information relating to the Company, any information necessary to demonstrate whether the transaction complies with all rules and regulations, including Rule 144, Rule 701, Form S-8, and Section 16 of the Exchange Act, applicable to such securities transactions by the Insider, and any other information that is material to the Compliance Officer’s consideration of the proposed transaction.

The Compliance Officer may withhold or condition pre-clearance in his or her sole discretion. If the proposed trade is pre-cleared, the Insider may proceed with it on the approved terms within three (3) trading days of the pre-clearance, provided that he or she complies with all other securities law and Company requirements, such as Rule 144 and Section 16 reporting obligations, prohibitions regarding trading on the basis of inside information, and compliance with any special trading blackout imposed by the Company prior to the completion of the trade.

C.
Pre-Clearance of Rule 10b5-1 Plans Required. Pre-clearance by the Compliance Officer is required for an Insider to enter into or modify a Rule 10b5-1 trading plan (a “10b5-1 Plan”). Plans that are not pre-cleared may not be used by an Insider. Pre-clearance must be requested at least five full trading days prior to entry into or modification of the 10b5-1 Plan and be accompanied by a copy of the plan.

However, pre-clearance will not be required for individual transactions effected pursuant to a pre-cleared 10b5-1 Plan. All Section 16 Insiders must immediately report the results of transactions effected under a trading plan to the Compliance Officer as they are required to be reported on Form 4 within two business days following the execution of the trade.
D.
Reporting of Transactions Required. To facilitate timely reporting under Section 16 of the Exchange Act, Section 16 Insiders are required to on the day the terms of the transaction are available, and in no event later than the day following the trade, (a) report the details of each transaction to the Compliance Officer and (b) arrange with persons whose trades must be reported by the Insider under Section 16 (such as the Insider’s family members) to immediately report (or have the Insider’s broker or other representative immediately report) directly to the Company and to the Insider the transaction details (a “Transaction Report”). A Transaction Report may be in the form of Transaction Report set forth on Exhibit C and in any event should include, to the extent applicable, the following:
•
Transaction date (trade date)
•
Number of shares involved.
•
Price per share at which the transaction was executed (before addition or deduction of brokerage commission and other transaction fees) for transactions other than gifts.
•
For stock option exercises, the specific option exercised.
•
Contact information for the broker who executed the transaction, if applicable.
•
Specific representation that the Insider is not in possession of material non-public information.
•
For a Section 16 Insider, if the Section 16 Insider effected the transaction pursuant to a 10b5-1 Plan, a specific representation that the transaction was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c).
•
The Transaction Report must be delivered to the Compliance Officer, with copies to Company personnel (if any) who assist the Section 16 Insider in preparing his or her Form 4.
E.
Special Guidelines for 10b5-1 Trading Plans. Notwithstanding the foregoing, an Insider will not be deemed to have violated this Policy for transactions pursuant to a 10b5-1 Plan that has been pre-cleared by the Compliance Officer. The Compliance Officer may withhold or condition pre-clearance of any proposed 10b5-1 Plan (each, a “Proposed Plan”) for any reason, in his or her sole discretion.

The Compliance Officer will not pre-clear a Proposed Plan if he or she concludes that the Proposed Plan:

•
Fails to comply with the requirements of Rule 10b5-1, as amended from time to time;
•
Would permit a transaction to occur before the later of (i) 90 days after adoption (including deemed adoption) of the Proposed Plan or (ii) two business days after disclosure of the issuer’s financial results in a Form 10-Q or Form 10-K for the quarter in which the

Proposed Plan was adopted (subject to a maximum of 120 days after adoption of the Proposed Plan).
•
Is established during a Quarterly Black-Out Period or a Special Black-Out Period, or the Insider is unable to represent to the satisfaction of the Compliance Officer that the Insider is not in possession of material nonpublic information regarding the Company.
•
Lacks appropriate mechanisms to ensure that the Insider complies with all rules and regulations, including Rule 144, Rule 701, Form S-8, and Section 16 of the Exchange Act, applicable to securities transactions by the Insider.
•
Does not provide the Company the right to suspend all transactions under the Proposed Plan if the Compliance Officer, in his or her sole discretion, deems such suspension necessary or advisable, including suspensions to comply with any “lock-up” agreement the Company agrees to in connection with a financing or other similar events.
•
Exposes the Company to liability under any other applicable state or federal rule, regulation or law; or
•
Creates any appearance of impropriety at the time of adoption of the Proposed Plan (or, if applicable, at the time of any amendment or termination thereof).

Any modifications to or deviations from a 10b5-1 Plan are deemed to be the Insider entering into a new 10b5-1 Plan and, accordingly, require pre-clearance of such modification or deviation pursuant to this Section E.

Any termination of a 10b5-1 Plan must be immediately reported to the Compliance Officer. If an Insider has pre-cleared a new 10b5-1 Plan (the “Second Plan”) intended to succeed an earlier pre-cleared 10b5-1 Plan (the “First Plan”), the Insider may not affirmatively terminate the First Plan without pre-clearance pursuant to this Section E, because such termination is deemed to be entering into the Second Plan.

None of the Company, the Compliance Officer, nor any of the Company’s officers, employees or other representatives shall be deemed, solely by their pre-clearance of a Proposed Plan, to have represented that it complies with Rule 10b5-1 or to have assumed any liability or responsibility to the Insider or any other party if the 10b5-1 Plan fails to comply with Rule 10b5-1.

Upon entering into or amending a 10b5-1 Plan, the director or officer must promptly provide a copy of the plan to the Company and, upon request, confirm the Company’s planned disclosure regarding the entry into or termination of a plan (including the date of adoption or termination of the plan, duration of the plan, and aggregate number of securities to be sold or purchased under the plan).

V.
ALL PERSONS MUST ACKNOWLEDGE RECEIPT OFTHIS POLICY.

This Policy will be available on the Company’s internal website and delivered to all persons subject to this Policy upon adoption or the commencement of their employment or other service relationship with the Company. Upon first receiving a copy of this Policy, each such person must sign an acknowledgment that he or she has received a copy of and understands this Policy. The Compliance Officer may periodically require written certifications by those subject to this Policy, including to refresh their acknowledgement of, and understanding of, this Policy. Any acknowledgment hereunder will constitute consent for the Company to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with this Policy.

GETTY REALTY CORP.

COMPANY SECURITIES TRADING POLICY

Acknowledgment

This Acknowledgment (the “Acknowledgment”) is delivered by the individual named below as of the date set forth below. The undersigned is an officer, director, employee or consultant subject to the Company Securities Trading Policy (the “Policy”) of Getty Realty Corp. a Maryland corporation (the “Company”), to which the form of this Acknowledgement is attached.

The undersigned hereby acknowledges and agrees that:

1.
S/he has received a copy of the Policy;
2.
S/he has read and understands the Policy; and
3.
S/he understands, that if s/he trades in the securities of the Company while possessing material nonpublic information concerning the Company or otherwise violates the trading restrictions or other terms of the Policy, s/he may be subject to criminal and severe monetary penalties, including imprisonment and/or significant financial penalties, and may be subject to immediate dismissal or other penalties imposed by the Company as set forth in the Policy.

Date:

Signature:

Print Name.

EXHIBIT A

INSIDER EMPLOYEES

In addition to Section 16 Insiders, all Company employees.

Exhibit A

EXHIBIT B

FORM OF PRE-CLEARANCE REQUEST

(See attached)

Exhibit B-1

PRE-CLEARANCE REQUEST FOR PROPOSED TRADE

To:	Executive Vice President, General Counsel and Secretary (the “Compliance Officer”) of Getty Realty Corp. (the “Company”)

From: _______

(Name of Insider)

Date: _______

(Please check box and fill out which of the following is applicable)

☐ [IF OPEN MARKET 10B5-1 PLAN TRANSACTION] I have attached a description of my proposed transaction in the common stock of the Company that describes, to the extent applicable and known by me: (a) the proposed number of shares, (b) the proposed date(s), and (c) whether I intend to effect the proposed transaction pursuant to such 10b5-1 Plan.

(Note: You may attach a broker’s order of your proposed transaction(s) that contains the applicable information in lieu of a written description.)

☐ [IF NOT OPEN MARKET 10B5-1 PLAN TRANSACTION] I have attached a description of my proposed transaction in the common stock of the Company that describes, to the extent applicable and known by me: (a) the proposed number of shares, (b) the proposed date(s), (c) the proposed price(s) at which each such transaction is to be effected, (d) the name(s) of the party(ies) in which the shares will be registered, and (e) whether I intend to effect the proposed transaction pursuant to such 10b5-1 Plan.

(Note: You may attach a broker’s order of your proposed transaction(s) that contains the applicable information in lieu of a written description.)

☐ [IF A GIFT] I hereby notify the Compliance Officer that I intend to gift (number) shares of common stock of the Company on (date), at $0.00 per share on behalf of (indicate in whose name the shares will be registered, such as the name of a family member, a family limited partnership, trust or charitable organization, or attach a description and refer to the attachment).

☐ [IF EXERCISING OPTIONS] I hereby notify the Compliance Officer that I intend to exercise (number) of options for common stock of the Company on (date), on behalf of (indicate in whose name the shares will be registered if other than your name, such as the name of a family member, a family limited partnership or trust, or place an “X” here if to be registered in your name).

☐ [OTHER TRANSACTIONS] I hereby notify the Compliance Officer that I intend to buy/sell (circle one) (number) shares of common stock of the Company on (date), at the market price(s)/ (price) per share (circle one) on the open market/behalf of (circle one and, if applicable, indicate in whose name the shares will be registered, if known, such as the name of a family limited partnership, trust or charitable organization, or attach a description and refer to the attachment).

Exhibit B-2

I am/am not (circle one) using a broker to execute the transaction. If using a broker, please provide name, firm name, phone number and email address for your broker below.

Name:
Firm:
Telephone:
Email:

In connection with this proposed trade, I hereby certify by initialing and signing below that:

_________	(1) After careful consideration, I am not in possession of any “material nonpublic information” concerning the Company, as defined in the Company’s “Insider Trading Policy” (the “Policy”).
_________
(2)
To the best of my knowledge, the proposed trade does not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended, if applicable, or Rule 144 of the Securities Act of 1933, as amended.

_________
(3)
I hereby certify that:

(a) I have/have not (circle one) adopted a 10b5-1 Plan,

(b) only if I have adopted a 10b5-1 Plan, the transaction is intended to be made/not to be made (circle one) pursuant to a 10b5-1 Plan, and

(c) only if made pursuant to 10b5-1 Plan, is, intended to satisfy the affirmative defense conditions of Rule 10b5-1(c).

(cross out this certification (3) or place an “X” on the initial line if not a Section 16 Insider as defined in the Policy)

I understand that if I trade while possessing such information or in violation of such trading restrictions, I may be subject to criminal and severe monetary penalties, including imprisonment and/or significant financial penalties, and may be subject to immediate dismissal or other penalties imposed by the Company as set forth in the Policy.

[Signature page follows]

Exhibit B-3

Submitted by:

(Signature)

(Print Name)

(Title if signing on behalf of a corporation, partnership or other such entity)

(Date)

Reviewed and approved/disapproved by the Compliance Officer:

By:
Name:	Joshua Dicker
Title:	Executive Vice President, General Counsel and Secretary
Date:

Exhibit B-4

EXHIBIT C

FORM OF TRANSACTION REPORT

(See attached)

Exhibit C-1

TRANSACTION REPORT

To:	Executive Vice President, General Counsel and Secretary (the “Compliance Officer”) of Getty Realty Corp. (the “Company”)

From: _______

(Name of Insider)

Date: _______

(Please check box and fill out which of the following is applicable)

I hereby notify the Compliance Officer that:

☐ [IF OPEN MARKET 10B5-1 PLAN TRANSACTION] I have attached a description of my transaction in the common stock of the Company that describes, to the extent applicable and known by me: (a) the number of shares, (b) the date(s), and (c) whether I effected the transaction pursuant to such 10b5-1 Plan.

(Note: You may attach a broker’s order of your transaction(s) that contains the applicable information in lieu of a written description.)

☐ [IF NOT OPEN MARKET 10B5-1 PLAN TRANSACTION] I have attached a description of my transaction in the common stock of the Company that describes, to the extent applicable and known by me: (a) the number of shares, (b) the date(s), (c) the price(s) at which each such transaction was effected, (d) the name(s) of the party(ies) in which the shares will be registered, and (e) whether I effected the transaction pursuant to such 10b5-1 Plan.

(Note: You may attach a broker’s order of your transaction(s) that contains the applicable information in lieu of a written description.)

☐ [IF A GIFT] I gifted (number) shares of common stock of the Company on (date), at $0.00 per share on behalf of (indicate in whose name the shares were registered, such as the name of a family member, a family limited partnership, trust or charitable organization, or attach a description and refer to the attachment).

☐ [IF OPTIONS] I exercised (number) of options for common stock of the Company on (date), on behalf of (indicate in whose name the shares will be registered if other than your name, such as the name of a family member, a family limited partnership or trust or place an “X” here if to be registered in your name).

☐ [OTHER TRANSACTIONS] I bought/sold (circle one) (number) of shares of common stock of the Company on (date), at market prices/ (price) per share (circle one and, if and as applicable, complete the price per share) on the open market/behalf of (circle one and, if applicable, indicate in whose name the shares will be registered, such the name of a family member, a family limited partnership, trust or a charitable organization, or attach a description and refer to the attachment).

Exhibit C-2

In connection with this trade, I hereby certify by initialing and signing below that:

_________	(1) After careful consideration, I am not in possession of any “material nonpublic information” concerning the Company, as defined in the Company’s “Insider Trading Policy” (the “Policy”).
_________
(2)
To the best of my knowledge, the proposed trade does not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended, if applicable, or Rule 144 of the Securities Act of 1933, as amended.

_________
(3)
I hereby certify that:

(a) I have/have not (circle one) adopted a 10b5-1 Plan,

(b) only if I have adopted a 10b5-1 Plan, the transaction is intended to be made/not to be made (circle one) pursuant to a 10b5-1 Plan, and

(c) only if made pursuant to 10b5-1 Plan, is, intended to satisfy the affirmative defense conditions of Rule 10b5-1(c).

(cross out this certification (3) or place an “X” on the initial line if not a Section 16 Insider as defined in the Policy)

I certify that the information in this Trade Report is true, correct and complete to the best of my knowledge, information and belief.

[Signature page follows]

Exhibit C-3

Submitted by:

(Signature)

(Print Name)

(Title if signing on behalf of a corporation, partnership or other such entity)

(Date)

______________ Received by the Compliance Officer on ____________________ (date)

(Initial)

Exhibit C-4